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                                                                      EXHIBIT 15


July 1, 1997



Shareholders and Board of Directors
Security Capital Atlantic Incorporated


We are aware of the inclusion in the Registration Statement on Form S-11 of Security Capital Atlantic Incorporated dated July 2, 1997 for the registration of its Series A Cumulative Redeemable Preferred Stock of our report dated April 24, 1997, except for Note 6, as to which the date is May 1, 1997, relating to the unaudited condensed interim financial statements of Security Capital Atlantic Incorporated as of March 31, 1997 and for the three-month periods ended March 31, 1997 and 1996.

Pursuant to Rule 436 (c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



                                                Ernst & Young LLP
                                                /s/ Ernst & Young LLP